UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
June 14, 2010 (June 14, 2010)

SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Commission File No. 001-34269

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory arrangements of Certain Officers

Item 5.02(c). Appointment of Principal Officers.

On June 14, 2010, Sharps Compliance Corp. (the "Company" or “Sharps”) announced the promotion of David P. Tusa from Executive Vice President and Chief Financial Officer to the position of President.

On June 14, 2010, the Company also announced the appointment of Diana P. Diaz as Vice President and Chief Financial Officer of the Company. Diana P. Diaz’s career includes over ten years at Deloitte, where she finished her experience as Senior Audit Manager.  Since then, she has served in progressively challenging roles in the energy and health industries to include Vice President and Controller of the wholesale group at Reliant Energy, Inc. and more recently as Chief Financial Officer of University General Hospital in Houston, TX.  Ms. Diaz is a Certified Public Accountant.  She earned her M.B.A at Rice University and her B.B.A. from the University of Texas at Austin.

 A copy of the press release issued by the Company regarding the two above appointments is attached hereto as Exhibit 99.1.

Mr. Tusa executed an amendment to his current employment whereby his annual base salary was increased from $250,000 to $275,000 effective on June 14, 2010. The complete text of the employment agreement amendment is attached as Exhibit 10.1 and is incorporated herein by reference.

In conjunction with the promotion, Mr. Tusa was granted, by the Compensation Committee of the Board of Directors, an option to purchase 100,000 shares of the Company's common stock under the Sharps Compliance 1993 Stock Plan.  The option will have a seven (7) year term and vest at the rate of 33.3% per year (at each of the first three anniversary dates). The exercise price of the option will be the closing price on the date of the grant (i.e., June 14, 2010). The Company also agreed to provide Mr. Tusa, during the term of his employment and at the sole cost of the Company, an automotive vehicle for the his use as well as insurance and all reasonable service, repair and operating costs incurred.

In conjunction with her employment, Ms. Diaz executed an offer letter with the Company, pursuant to which she agreed to serve as the Vice President and Chief Financial Officer of the Company beginning on June 14, 2010. The offer letter provides that Ms. Diaz will receive an annual base salary of $175,000 (payable at the bi-weekly rate of $6,730.77). In accordance with the appointment, Ms. Diaz will receive, on June 14, 2010, an option to purchase 50,000 shares of the Company's common stock under the Sharps Compliance 1993 Stock Plan.  This stock option grant was approved by the Compensation Committee of the Company’s Board of Directors. The option will have a seven (7) year term and vest at the rate of 33.3% per year (at each of the first three anniversary dates). The exercise price of the option will be the closing price on the date of the grant (i.e., June 14, 2010).

 In connection with her employment, the Company and Ms. Diaz entered into a Non-Competition and Confidentiality Agreement. The complete text of the Offer Letter and the Non-Competition and Confidentiality Agreement are attached as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 5.02(e). Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(c) above regarding the compensation arrangements are hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement between Sharps Compliance, Inc. and David P. Tusa dated June 14, 2010.

10.2	Offer letter between Sharps Compliance, Inc. and Diana P. Diaz effective June 14, 2010.

10.3	Non-Competition and Confidentiality Agreement between Sharps Compliance, Inc. and Diana P. Diaz dated June 14, 2010.

99.1	Press Release naming David P. Tusa as President and Diana P. Diaz as Vice President and Chief Financial Officer dated June 14, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHARPS COMPLIANCE CORP.
By:	/s/ David P. Tusa
President

Dated: June 14, 2010